Exhibit 99.6


       (Text of graph posted to Ashland Inc.'s website concerning Ashland
                   Specialty Chemical Company's gross profit)

                ASCC Gross Profit (%) - 3 Month Rolling Average

                     2000         2001        2002        2003
                     ----         ----        ----        ----

January              36.0         33.9        36.0        34.2
February             35.1         33.4        36.6        34.2
March                34.4         33.2        37.6        33.4
April                34.4         33.8        38.4        33.1
May                  34.4         34.3        38.5        32.5
June                 34.0         34.4        38.0        33.1
July                 33.2         34.1        37.3        33.7
August               33.3         34.4        36.5        34.4
September            34.1         34.9        36.4        33.7
October              34.3         35.5        36.2        33.4
November             34.4         35.7        35.5        33.2
December             33.8         36.0        34.9




                ASCC Gross Profit (%) - 12 Month Rolling Average

                     2000        2001         2002        2003
                     ----        ----         ----        ----

January              36.4        34.0         34.8        36.5
February             36.3        33.9         35.2        36.2
March                36.1        33.8         35.7        35.7
April                35.8        33.8         36.0        35.2
May                  35.4        33.9         36.3        34.7
June                 34.9        33.9         36.6        34.4
July                 34.6        34.0         36.8        34.3
August               34.6        34.2         36.8        34.1
September            34.7        34.1         37.0        33.8
October              34.5        34.3         37.0        33.6
November             34.3        34.5         36.8        33.5
December             34.1        34.6         36.7